UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2009
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd. Richardson, Texas	75080

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 497 5000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Amendment to Directors’ Retirement Plan
    On December 11, 2009, the Company amended and restated the Company’s Directors’ Retirement Plan (the “DRP”) for grandfathered non-employee Directors who were active Board members prior to 1998. The amendment to the DRP was made to adjust retirement payments paid to a Director entitled to retirement benefits without increasing the benefit.
    A copy of the DRP is filed as Exhibit 10.1 and is incorporated herein by reference.
    Base Salaries, Short-Term Incentive Targets and Long-Term Incentive Awards
    On December 10, 2009, the Company’s Compensation and Human Resources Committee (the “CHRC”) approved salaries and established target short-term incentive percentages for the Company’s named executive officers (which officers were determined by reference to the Company’s Proxy Statement, dated April 17, 2009) for the 2010 fiscal year. The target short-term incentive percentages for the Company’s named executive officers for the 2010 fiscal year are substantially similar to the target short-term incentive percentages established for fiscal year 2009.
    The Company’s CHRC also granted, under the Company’s Amended and Restated 1998 Incentive Plan, performance share units, restricted stock units and stock appreciation rights to the Company’s named executive officers. The form of the 2009 Long-Term Incentive Award Agreement for U.S. Employees under the Company’s Amended and Restated 1998 Incentive Plan is filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 17, 2008 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
    (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
10.1	Amended and Restated Directors’ Retirement Plan.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: December 16, 2009	By:	/s/ Kenneth C. Fernandez
		Name:	Kenneth C. Fernandez
		Title:	Chief Securities Counsel

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Amended and Restated Director’s Retirement Plan

4